U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2008

High Velocity Alternative Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49950	98-0232018
(Commission File No.)	(IRS Employer Identification No.)

High Velocity Alternative Energy Corp
5841 West 66th Street
Bedford Park, IL 60638
(708) 496-9710
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2008, the Registrant entered into a Letter of Intent with Advanced Chemical Recycling Enterprises, Inc. and with American Chemical Exchange, Inc., whereby the Corporation shall purchase all of the assets of Advanced Chemical Recycling Enterprises, Inc. and with American Chemical Exchange, Inc. and shall close on or before September 30, 2008.

The purchase price for the purchaser of the assets of Advanced Chemical Recycling Enterprises, Inc. and with American Chemical Exchange, Inc. shall be $1,000,000.   The purchase price for the aforementioned assets/liabilities will be $1,000,000.00, payable in a combination of cash and stock as yet to be determined.

The closing of the transaction will occur as promptly as practicable, but not later than September 30, 2008, unless Sellers and Buyers agree to an extension.

The closing will not take place until the Registrant has terminated the current bankruptcy protection.  Upon completion of the Asset Purchase the corporate offices will be moved to the offices of with Advanced Chemical Recycling Enterprises, Inc. and with American Chemical Exchange, Inc. located in Pasadena, CA.

Section 5 -- Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of June 10, 2008, the following have resigned as President of the registrant.

Richard Carter	President and Director

The Executive Officer resigning has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.  The Director resigning does not indicate that he has any dispute or disagreement relating to the Company’s operations, policies or practices.  He will assume the post of Vice President for Business Development.

Each resigning Executive Officer has been provided a copy of his disclosure, no less than the day the Registrant is filing the disclosure with the Commission.  Each Executive Officer will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

The following individual has been appointed by to our Board of Directors, effective as of June 3, 2008, to the position indicated:

Name	Age	Position
Robert Somerman	52	President/CEO and Director

Richard Carter	38	Vice President for Business Development

Robert Somerman

Robert Somerman, is the owner and President/CEO of American Chemical Exchange Inc., and its subsidiary Advanced Chemical Recycling Enterprises Inc. Robert has been a pioneer in creating chemical recycling programs for many industrial and commercial companies including the medical products manufacturing and medical products sterilization industries. Over the last 20 years he has created and implemented recycling and recovery programs for many other companies including chemical manufacturers and textile manufacturers. Currently, Robert has been focused primarily on chemical recovery programs with an emphasis on finding hydrocarbon by-product streams that can be recovered to make cleaning compounds, coolants or lubricating oils. His clients have included:  Sterigenics, Baxter Labs, Midas, EZ Lube, Van Waters and Rogers, ADM, Alcon, Shell Oil, Eli Lilly, Guess Jeans, and BASF.  Robert is a member of the ASTM, The Ethylene Oxide Association of America, and The Chemical Industry Council of America. Robert was raised in Chicago IL and graduated from COE College in Cedar Rapids IA with a degree in chemistry. Robert currently lives in Pasadena CA.

Richard Carter

Since October, 2007, Mr. Carter had been in charge of our operating subsidiary, and President of the Registrant from February until June 10, 2008.  He will continue as Vice-President of Business Development.

Section 8 – Other Events

Item 8.01	Other Events

It has been determined by the Board of Directors that there may be a material weakness in the internal control over the financial and accounting of the Registrant.  In light of the potential weaknesses, the Board of Directors has approved the appointment of an Independent Auditor to review the internal accounting practices of the Registrant and provide a report.

Section 9 -- Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
Exhibit 17.1	Letter of Resignation of Richard Carter
Exhibit 99.1	Letter of Intent between High Velocity Alternative Energy Corp. and with Advanced Chemical Recycling Enterprises, Inc. and with American Chemical Exchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2008

High Velocity Alternative Energy Corp.

By:	Robert Somerman
Robert Somerman, President